U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 2

                                       TO
                                   FORM 10-SB

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                            OF SMALL BUSINESS ISSUERS
                             Under Section 12(g) of
                       The Securities Exchange Act of 1934

                                BIDHIT.COM, INC.
                 (Name of Small Business Issuer in its charter)

                    Nevada                                      91-1973193
        (State or other jurisdiction of                      (I.R.S. Employer
        Incorporation of organization)                      Identification No.)

                   Suite 204
           18702 North Creek Parkway
              Bothell, Washington                                  98011
   (Address of principal executive offices)                     (Zip code)

                                  (425)424-3660
                           (Issuer's telephone number)

        Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Shares
                                (Title of Class)

                                TABLE OF CONTENTS

ITEM 1 - DESCRIPTION OF BUSINESS..........................................................................3
ITEM 2 - DESCRIPTION OF PROPERTY..........................................................................4
ITEM 3 - LEGAL PROCEEDINGS................................................................................4
ITEM 4 - MARKET FOR COMMON EQUITY AND RELATED STOCHOLDER MATTERS..........................................4
ITEM 5 - DESCRIPTION OF SECURITIES........................................................................5
ITEM 6 - MANAGEMENT'S PLAN OF OPERATION...................................................................6
ITEM 7 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS....................................................6
ITEM 8 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................6
ITEM 9 - EXECUTIVE COMPENSATION...........................................................................9
ITEM 10 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................10
ITEM 11 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................10
ITEM 12 - FINANCIAL STATEMENTS...........................................................................11
ITEM 13 - EXHIBITS.......................................................................................11

ITEM 1 - DESCRIPTION OF BUSINESS

The Issuer was incorporated under the laws of the State of Nevada on October 13, 1995 under the name "Painted Desert Farms, Inc.". The Issuer changed its name to "Third Millennium Software Corp." on January 5, 1998, and then to "BidHit.com, Inc." on May 7, 1999. The Issuer has not been involved in any bankruptcy, receivership or similar proceedings. There has been no material reclassification, merger, consolidation or purchase or sale of significant assets not in the ordinary course of the Issuer's business.

The Issuer is an internet service provider which has developed an interactive online auction house business. Through the Issuer's web site located at www.BidHit.com, the Issuer operates a live Internet auction which retails computers and consumer electronics.

There is no requirement for any government approval of the Issuer's principal products or services. There are no existing or probable governmental regulations which will have a material affect on the current business of the Issuer.

The Issuer specializes in providing leading business-to-business and business-to-consumer auction services for brand name consumer electronics and computer products, and has recently expanded its offerings to include sports memorabilia.

Presently, the Issuer offers close to 1,000 products for sale each week, during two auction periods. The Issuer derives commission revenue from its pre-qualified vendors based on completed product sales. At the close of each auction, each pre-qualified vendor is forwarded their respective order information, and the items are drop-shipped directly to the customer. The Issuer holds no inventory and assumes no liability for the items offered for auction.

Although the Issuer has several new services in the design process, none have been publicly announced to date.

Industry research makes it clear that there is considerable upside potential in the Online Auction business. However, the quality of service and the number of providers in the Online Auction industry constantly fluctuate. The Issuer's research indicates that many online auction customers find it difficult to obtain reliable and authoritative product and category information and that they are often disappointed with the nature and quality of the product and the reliability of the vendor. The Issuer is focusing on meeting these consumer needs to develop a strong return-customer base. The Issuer's commitment to enable its members to make smart and informed decisions will keep them coming back to the Issuer.

The Issuer's competitive edge will be in building its online community and in attracting and retaining its customers with the industry's most highly focused and effective consumer education and customer service programs. The Issuer is also offering an unparalleled commitment to a vendor and product validation process to ensure that its products and services adhere to rigid quality standards. The Issuer is combining this strategy with cutting-edge database reporting and tracking capabilities, consistent with its privacy and permission marketing policies, to institute a smart and innovative database-driven relational marketing program to serve the needs and interests of its community.

There are a number of well-known and well-financed companies in the online auction industry. However, the Issuer believes that by focusing on providing services of real benefit and interest to its customers, the Issuer can create and sustain a significant and growing market niche within the burgeoning online electronic commerce industry.

The Issuer is not a manufacturer and does not deal with any raw materials. The suppliers of goods listed for auction include Mirage Monitors of California, Telecom Corporation of Chicago, Liage International of New York, Leasure Time Industries of Florida, and Purplus Soft of California. As an Internet sales company with a broad customer base, the Issuer does not have a dependence on one customer.

The Issuer has no patents or trademarks in place or pending at this time. The Issuer has no franchises and does not have any royalty agreements in place. Both Tim Black, President and Jeff Mendenhall, Vice-President of the Issuer, are under 2 year employment contracts. Also see item 9 "Executive Compensation".

The Issuer does not require government approval for any of its products or services. There are no government regulations being imposed or considered for the online auction industry. The Issuer is compliant with all government regulations to date.

The Issuer has spent approximately 120 hours over the past two years on research and development. None of the costs of this R & D was borne directly by the Issuer's customers.

There are no federal, state or local environmental laws with which the Issuer is not in compliance.

The Issuer has 4 full-time employees and no part-time employees.

The Issuer owns no real property.

ITEM 2 - DESCRIPTION OF PROPERTY

The Issuer leases approximately 1900 square feet of commercial space at 18702 North Creek Parkway, Bothell, Washington, 98011 which serves as the Issuer's principal operations office. The Issuer's President, Mr. Tim Black and Vice-President, Mr. Jeff Mendenhall service the Issuer's web site, administration and accounting from this location.

The Issuer is not engaged in real estate activities.

ITEM 3 - LEGAL PROCEEDINGS

The Issuer is not a party to any pending or threatened legal proceedings.

ITEM 4 - MARKET FOR COMMON EQUITY AND RELATED STOCHOLDER MATTERS

(A)      MARKET INFORMATION

The Issuer's shares have been quoted on the NASD OTC Bulletin Board since May 13, 1999 under the symbol "BHIT". The Issuer's shares were previously quoted under the symbol "TMSW"


QUARTER PERIOD                        HIGH BID              LOW BID         SOURCE
--------------                        --------              -------         ------
October, 1997                           21 1/4                8-1/8         Bloomberg
to December, 1997

January, 1998                            10                  2-7/16         Bloomberg
to March, 1998

April, 1998                        Not Available         Not Available      Not Available
to June, 1998

July, 1998                               1 1/4                 1 1/4        Not Available
to September, 1998

October, 1998                            1 1/4                   5/8        Not Available
to December, 1998

January, 1999                      Not Available         Not Available      Not Available
to March, 1999

April, 1999                             6.50                  4.00          PC Quote
to June, 1999

July, 1999                              6.50                  2.75          PC Quote
to September, 1999

Quotations for the Issuer's common shares reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

(B)     STOCKHOLDERS

The Issuer has approximately 42 holders of common shares.

No dividends have been declared on the Issuer's common shares. There are no restrictions that limit the ability to pay dividends on the Issuer's common shares.

ITEM 5 - DESCRIPTION OF SECURITIES

The Issuer's authorized capital stock consists of 50,000,000 shares of Common stock, par value $0.001 per share. There are 10,788,750 shares of Common stock issued and outstanding as of the date of this filing.

Common Stock

All shares of Common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common stock will not be able to elect any director. In the event of liquidation of the Issuer, each shareholder is entitled to receive a proportionate share of the Issuer's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Issuer's Common stock issued and outstanding are fully paid and non-assessable. Holders of the Common stock are entitled to share pro rata in dividends and distributions with respect to the Common stock, as may be declared by the Board of Directors out of funds legally available.

The Issuer has not offered any debt securities.

The Issuer has not registered any securities.

ITEM 6 - MANAGEMENT'S PLAN OF OPERATION

The Issuer's plan of operation for the next twelve months is as follows:

(i) At its current and 12 month projected rate of expenditure, the Issuer can satisfy all of its cash requirements and does not anticipate raising additional funds during the period.

(ii) The Issuer plans no product research and development over the course of the next 12 months.

iii) The Issuer does not expect to purchase any operation or sell any of its current operation for the term of the plan.

(iv) The Issuer plans to add employees only as needed and projects growth of 8 full-time employees in the next 12 months.

ITEM 7 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On April 30, 1999, the Issuer's former auditor, Barry L. Friedman, was asked to resign to permit the appointment of Davidson & Company as auditors.

Mr. Friedman's report on the financial statements of the Issuer for both of the past two fiscal years contained no adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants of the Issuer was recommended and approved by the Issuer's board of directors.

There were no disagreements with Mr. Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

ITEM 8 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of the Issuer are as follows:

NAME                            AGE                 POSITION
----                            ---                 --------
Tim Black                       31                  President, Secretary and Director
Jeff Mendenhall                 27                  Vice-President and Director
Alan Gerson                     53                  Director

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. Officers of the Issuer serve at the will of the Board of Directors. There are no family relationships between any executive officer or director of the Issuer.

Mr. Tim Black, Mr. Jeff Mendenhall and Mr. Alan Gerson are the directors of the Issuer. Messrs. Black, Mendenhall and Gerson have been directors of the Issuer since May 28, 1999. Mr. Tim Black holds offices of president, secretary and treasurer.

Messrs. Black, Mendenhall and Gerson hold no other directorships in any other reporting companies. The following are descriptions of Messrs. Black, Mendenhall and Gerson's business experience for the past five years.

TIM BLACK

Timothy J. Black founded Interactive Auction Online (IAO) in February of 1997. Prior to forming IAO, Mr. Black headed the Materials department of Midisoft Corporation (OTCBB:MIDI) located in Issaquah, Washington. While with Midisoft, Mr. Black's team was responsible for the procurement, planning, scheduling and implementation of the entire Midisoft software and hardware product base. Before joining Midisoft, he was a Senior Purchasing Agent for software giant Attachmate Corporation, located in Bellevue, Washington.

Since the formation of IAO, Mr. Black has been responsible for the development, planning and execution of all major aspects of the business, including supplier negotiation, product planning and development, Internet marketing, and strategic alliance positioning. In May of 1999, IAO changed its name to BidHit.com (http://www.Bidhit.com). BidHit.com is now publicly traded (OTC BB: BHIT), and has set forth a marketing campaign and expansion plan to become one of the market share leaders in the online auction industry. Mr. Black has stayed on as President and CEO, and is overseeing the operations and further growth of the company.

Mr. Black has over 10 years experience in the high tech field, including over two years in Internet retail auction sales with IAO. In addition, his career has included extensive working knowledge of computer systems, hardware, software and consumer electronics. He is a Certified Purchasing Manager (CPM) and has held a membership with the National Association of Purchasing Management (NAPM).

JEFF MENDENHALL

Jeffrey Mendenhall has an extensive career in the Information Technology field, starting with US West Corporation. As an Information Technology Learning Systems Coordinator at US West, he supported a 25 employee team of Software Training Brokers. In 1995, Mr. Mendenhall continued his career at Microsoft's global headquarters in Redmond, Washington. Starting in Microsoft's Internet Technology Group as a Network Engineer, Mr. Mendenhall advanced to a lead position in Microsoft's worldwide data center. He was responsible for training and leading a team of System Engineers, while supporting, testing, consulting and documenting Microsoft's Intranet software and database client/server hardware standards.

Subsequently, Mr. Mendenhall consulted for two years as an industry certified Computer Systems Engineer in Microsoft's Personal Business Systems Training group. He was solely responsible for six state-of-the-art-training labs, while testing and auditing of all Microsoft's MOC Courseware before final release. Mr. Mendenhall continued to consult to Microsoft on new technologies and train key employees on the internal infrastructures and new business practices of the company until joining BidHit.

Mr. Mendenhall joined BidHit.com in June of 1999 as Vice President and Director of Vendor Relations. Bringing his vast knowledge and technical expertise, Mr. Mendenhall is responsible for strengthening the strategic alliances BidHit.com has in place, as well as forging new partnerships and creating new revenue models to help propel BidHit.com into an industry leader.

ALAN GERSON

Alan Gerson has had a long and prestigious career in broadcast television, interactive cable, Internet advertising and direct marketing, and Internet services. Trained as a communications attorney, he spent almost nineteen years at NCB, where he was responsible for Program Standards and Broadcast Administration, as well as for interactive programming and promotions He left NBC to become the Executive Vice-President of the Home Shopping network, Inc., and President of its Diversified Marketing and Media Services Division. After leaving HSN in 1994, he formed Gerson and Associates, a private consulting business specializing in transactional television and interactive marketing. In 1995 he joined Ticketmaster, Inc., one of his consulting clients, as Senior Vice President, Television and Business Development. In 1996, Gerson made the move to the Internet business full time as President, Marketing Products Group for SOFTBANK Interactive Marketing, where he designed the SOFTBANK Advertising Network and Internet-based direct marketing programs. After leaving SOFTBANK in 1997, Gerson served as President and CEO of WorldSite Networks, Inc., an Internet business solutions provider in Beverly Hills, California, under an executive consulting arrangement.

Gerson is currently the president of, and a principal in, Interactive Marketing, Inc. IMI is a leading interactive promotional marketing and consulting firm serving interactive and broadband media clients. IMI offers strategic and tactical consulting services in a variety of areas including marketing and promotions, electronic commerce, Internet advertising and Internet and broadband business development strategies.

Gerson is a recognized expert in electronic commerce and interactive marketing and has been a frequent speaker and panellist at Industry seminars and
convocations.   He  has  consulted  for  some
of the world's leading media, interactive marketing and electronic commerce companies, including Apple Computer, Pro Seiben Television GmbH, Transactional Media Inc., Ticketmaster Corp., EDS, the Times Mirror Company, Home Order Television (Germany's first 24 hour a day Home Shopping Network), and Redgate Communications, Inc.

Interactive Marketing Inc., Mr. Gerson's company, provides strategic marketing consulting services to BidHit under a long-term agreement.

SIGNIFICANT EMPLOYEES

The Issuer has four full time employees. Mr. Tim Black is President, Mr. Jeff Mendenhall is Vice President, Ms. Sheryl Dwyer is the Accounting Coordinator and Ms. Jennica Watson is the Administrative Assistant for the Issuer. All of Mr. Black, Mr. Mendenhall, Ms. Dwyer and Ms. Watson work for the Issuer on a full time basis

There are no family relationships among the directors, executive officers or persons nominated or chosen by the Issuer to become directors or executive officers.

No bankruptcy petition has been filed by or against any business of which Tim Black, Jeff Mendenhall and Alan Gerson were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

Tim Black, Jeff Mendenhall and Alan Gerson have never been convicted in a criminal proceeding and are not subject to a pending criminal proceeding.

Tim Black, Jeff Mendenhall and Alan Gerson have never been subject to any order, judgement, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities.

Tim Black, Jeff Mendenhall and Alan Gerson have never been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

ITEM 9 - EXECUTIVE COMPENSATION


                           Summary Compensation Table

                        Annual Compensation                                           Awards

(a)                     (b)          (c)             (d)           (e)                (f)              (g)

Name and                Year         Salary ($)      Bonus ($)     Other Annual       Restricted       SARs
Position                                                           Compensation       Stock Awards
----------------------- ------------ --------------- ------------- ------------------ ---------------- --------------

Timothy Black           1999            $48,000             $0               $0                (1)       $0
President/CEO

Jeff Mendenhall         1999            $48,000         $5,000               $0                (2)       $0
Vice-President


(1) Mr. Tim Black and Mr. Jeff Mendenhall are parties to Employment and Services Agreements dated May 20, 1999 (the "Agreements"). The terms of the Agreements with respect to stock options are identical for Messrs. Black and Mendenhall. Messrs. Black and Mendenhall each have options to acquire 277,875 common shares of the Company at $4.00 per share with 25% of the total options vesting at the end of the third, sixth, ninth and twelfth months of the first year of the Agreements.

(2) Under Mr. Jeff Mendenhall's employment and services agreement dated May 20, 1999, Mr. Mendenhall will receive 400,000 common shares of the Issuer from treasury at the rate of 100,000 shares at the end of the third, sixth, ninth and twelfth months of the term of the employment and services agreement as additional consideration for Mr. Mendenhall's services.

ITEM 10 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(A)      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS (5% AND OVER)

     (1)                           (2)                          (3)                  (4)
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL         AMOUNT AND             PERCENT
                                  OWNER                      NATURE OF             OF CLASS
                                                            BENEFICIAL
                                                               OWNER
---------------      -------------------------------      ----------------         --------
Common Shares           Tim Black                             926,250                8.58%
                        Suite 204
                        18702 North Creek Parkway
                        Bothell, Washington   98011

(B)      SECURITY OWNERSHIP OF MANAGEMENT

       (1)                         (2)                          (3)                    (4)
  TITLE OF CLASS           NAME AND ADDRESS OF          AMOUNT AND NATURE OF         PERCENT
                             BENEFICIAL OWNER             BENEFICIAL OWNER          OF CLASS
----------------             ----------------             ----------------          --------
Common Shares           Tim Black                             926,250                8.58%
                        Suite 204
                        18702 North Creek Parkway
                        Bothell, Washington   98011

Common Shares           Jeff Mendenhall                       Nil                    N/A
                        12221 - 100th Avenue NE
                        Kirkland   WA  98034

Common Shares           Alan Gerson                           Nil                    N/A
                        Suite 360
                        225 South Sepulveda Blvd.
                        Manhattan Beach  CA  90266

There are no arrangements in place which may result in a change of control of the Issuer.

Mr. Tim Black and Mr. Jeff Mendenhall are parties to Employment and Services Agreements dated May 20, 1999 (the "Agreements"). The terms of the Agreements with respect to stock options are identical for Messrs. Black and Mendenhall. Messrs. Black and Mendenhall each have options to acquire 277,875 common shares of the Company at $4.00 per share with 25% of the total options vesting at the end of the third, sixth, ninth and twelfth months of the first year of the Agreements.

ITEM 11 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under share exchange agreement dated May 19, 1999, Mr. Tim Black, President and Director of the Issuer sold 100% of his interest in BidHit.com, Inc. (Washington) to the Issuer in exchange for 926,250 common shares of the Issuer and $300,000 in cash. The Issuer's wholly owned subsidiary, BidHit.com, Inc. (Washington), owns 100% of the assets and liabilities of Interactive Auction Online, a sole proprietorship, which developed the online auction business currently operated by the Issuer.

Mr. Tim Black is the promoter of the Issuer. During the past five years, Mr. Tim Black has received only the common shares of the Issuer and cash described in the paragraph above above.

ITEM 12 - FINANCIAL STATEMENTS

The Issuer's financial statements are attached as Schedule "A".

ITEM 13 - EXHIBITS

Index of Exhibits

1. Share Exchange Agreement dated May 19, 1999 among BidHit.com, Inc. (Washington), Bidhit.com, Inc. (Nevada) and Tim Black.

2.   Articles of Incorporation.

3.   Bylaws.

4.   Employment contracts for Tim Black and Jeff Mendenhall.

5.1  Consent of the Issuer's auditors, Davidson & Company.

5.2  Consent of the Issuer's auditors, Barry L. Freidman, P.C.

6.   Subsidiaries of the registrant.

7.   Financial data schedule.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated October 15, 1999

REGISTRANT

BidHit.com, Inc.

Per:     /s/ Tim Black, Director and President
         -----------------------------------------

                          BIDHIT.COM, INC. (WASHINGTON)

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                                  [LETTERHEAD]







                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of BidHit.Com, Inc. (Washington)
(A Development Stage Company)

We have audited the balance sheet of BidHit.Com, Inc. (Washington) as at September 30, 1999 and the statements of operations, changes in stockholders' equity and cash flows for the period from incorporation on May 19, 1999 to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BidHit.Com, Inc. (Washington) as at September 30, 1999 and the results of its operations, changes in its stockholders' equity and its cash flows for the period from incorporation on May 19, 1999 to September 30, 1999 in conformity with generally accepted accounting principles.

                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

December 2, 1999

                   A Member of Accounting Group International

 Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific
                     Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

BIDHIT.COM, INC. (WASHINGTON)
BALANCE SHEET
AS AT SEPTEMBER 30, 1999

================================================================================


ASSETS

CURRENT
  Cash and cash equivalents                                         $ 2,931,916
  Accounts receivable                                                     9,244
  Prepaid expenses                                                       17,488
                                                                    -----------

TOTAL CURRENT ASSETS                                                  2,958,648

CAPITAL ASSETS (Note 3)                                                  21,258

SOFTWARE DEVELOPMENT COSTS (Note 4)                                      13,932
                                                                    -----------

TOTAL ASSETS                                                        $ 2,993,838
================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
  Accounts payable and accrued liabilities                          $     5,000
                                                                    -----------

TOTAL CURRENT LIABILITIES                                                 5,000

DUE TO PARENT                                                       $ 3,440,460

LOAN PAYABLE, STOCKHOLDER                                                   706
                                                                    -----------

                                                                      3,446,166
                                                                    -----------

STOCKHOLDERS' EQUITY
  Common stock, no par value
     Authorized
        100 common shares
     Issued and outstanding
        100 common shares                                                 1,000
  Deficit accumulated during the development stage                     (453,328)
                                                                    -----------

                                                                       (452,328)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 2,993,838
================================================================================

ON BEHALF OF THE BOARD:

    /s/ Tim Black            Director    /s/ Jeff Mendenhall      Director
-----------------------------         ----------------------------

   The accompanying notes are an integral part of these financial statements.

BIDHIT.COM, INC. (WASHINGTON)
STATEMENT OF OPERATIONS
PERIOD FROM INCORPORATION ON MAY 19, 1999 TO SEPTEMBER 30, 1999

================================================================================



REVENUE
    Sales commissions                                                 $   9,396

COST OF SALES                                                             4,425
                                                                      ---------

GROSS PROFIT                                                              4,971
                                                                      ---------

EXPENSES
    Amortization                                                            853
    Consulting                                                          168,031
    Marketing materials                                                 227,902
    Office and administration                                             5,761
    Professional fees                                                     5,000
    Rent                                                                 14,799
    Salaries and bonuses                                                 48,588
    Telephone                                                             2,285
    Website, internet fees                                                5,699
    Travel and promotion                                                  3,856
                                                                      ---------

                                                                       (482,774)
                                                                      ---------

LOSS BEFORE OTHER ITEM                                                 (477,803)
                                                                      ---------


OTHER ITEM
    Interest income                                                      24,475
                                                                      ---------

LOSS FOR THE PERIOD                                                   $(453,328)
================================================================================






   The accompanying notes are an integral part of these financial statements.

BIDHIT.COM, INC. (WASHINGTON)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD FROM INCORPORATION ON MAY 19, 1999 TO SEPTEMBER 30, 1999


====================================================================================================================================

                                                                                                       Deficit
                                                                                                   Accumulated
                                                                                                        During
                                                                       Common Stock                        the                 Total
                                                             --------------------------------      Development         Stockholders'
                                                                 Shares              Amount              Stage                Equity
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, MAY 19, 1999                                               --           $      --           $      --            $      --

  Shares issued for cash                                           100               1,000                  --                1,000

  Loss for the period                                               --                  --            (453,328)            (453,328)
                                                             ---------           ---------           ---------            ---------

BALANCE, SEPTEMBER 30, 1999                                        100           $   1,000           $(453,328)           $(452,328)

====================================================================================================================================















   The accompanying notes are an integral part of these financial statements.

BIDHIT.COM, INC. (WASHINGTON)
STATEMENT OF CASH FLOWS
PERIOD FROM INCORPORATION ON MAY 19, 1999 TO SEPTEMBER 30, 1999

================================================================================



CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                             $  (453,328)
    Item not affecting cash:
       Depreciation                                                         853

    Changes in non-cash working capital items:
       Increase in accounts receivable                                   (9,244)
       Increase in prepaid expenses                                     (17,488)
       Increase in accounts payable and accrued liabilities               5,000
                                                                    -----------

    Net cash used in operating activities                              (474,207)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of capital assets                                          (22,111)
    Software development costs                                          (13,932)
                                                                    -----------

    Net cash used in investing activities                               (36,043)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                                              1,000
    Due to parent                                                     3,440,460
    Loan payable, stockholder                                               706
                                                                    -----------

    Net cash provided by financing activities                         3,442,166
                                                                    -----------


INCREASE IN CASH POSITION FOR THE PERIOD                              2,931,916


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                               --
                                                                    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                            $ 2,931,916
================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

    Cash paid for income taxes                                      $        --
    Cash paid for interest                                                   --
================================================================================


There were no non-cash transactions during the period.

   The accompanying notes are an integral part of these financial statements.

BIDHIT.COM, INC. (WASHINGTON)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1999
================================================================================


1.      HISTORY AND ORGANIZATION OF THE COMPANY

        The Company was organized on May 19, 1999, under the laws of the State of Washington. The Company issued 100 of its common shares for $1,000.

        The Company is an internet service provider that has developed an interactive online auction house business. Through the Company's website located at www.BidHit.com, the Company operates a live internet auction which retails computers and consumer electronics.

2.      ACCOUNTING POLICIES AND PROCEDURES

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

        CASH AND CASH EQUIVALENTS

        The Company considers all investments with a maturity of three months or less to be cash equivalents.

        INCOME TAXES

        Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

        ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        In September  1998,  the  Financial  Accounting  Standards  Board issued
        Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after September 15, 1999. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

        REPORTING ON COSTS OF START-UP ACTIVITIES

        In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

        COMPREHENSIVE INCOME

        The Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of September 30, 1999.

BIDHIT.COM, INC. (WASHINGTON)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1999
================================================================================

2.      SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

        STOCK-BASED COMPENSATION

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

        SOFTWARE DEVELOPMENT

        The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

        CAPITAL ASSETS

        Capital assets are recorded at cost less accumulated depreciation. The cost of capital assets is depreciated over the estimated useful life of four to ten years on a straight-line basis of the related assets.

        REVENUE RECOGNITION

        The Company will be recognizing sales commission revenues as items are sold on its internet site and collection of the amounts is reasonably assured.

        ADVERTISING COSTS

        The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.

3.       CAPITAL ASSETS

================================================================================
                                                   Accumulated     Net Book
                                        Cost      Depreciation        Value
--------------------------------------------------------------------------------

Office furniture and equipment       $  22,111    $      853       $  21,258
================================================================================


4.       SOFTWARE DEVELOPMENT COSTS

         Software development costs of $13,932 represent amounts incurred to develop the Company's portal website.

BIDHIT.COM, INC. (WASHINGTON)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1999
================================================================================


5.      INCOME TAXES

        The Company's total deferred tax asset is as follows:

        Net operating loss carryforward                              $  154,132
        Valuation allowance                                            (154,132)
                                                                     ----------

                                                                     $      --
                                                                     ==========

         The Company has a net operating loss carryforward of approximately $448,328 which expires between the years 2002 and 2006. The Company provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

6.       FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts receivable, due to parent and loan payable, stockholder. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

7.       UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may incorrectly recognize the year 2000 as some other date, resulting in errors. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                                BIDHIT.COM, INC.

                    (FORMERLY THIRD MILLENIUM SOFTWARE CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                            (PREPARED BY MANAGEMENT)

                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Prepared by Management)


=======================================================================================
                                                                              (Audited)
                                                           September 30,   December 31,
                                                                    1999           1998
---------------------------------------------------------------------------------------

ASSETS

CURRENT
  Cash and cash equivalents                                  $ 2,934,426    $        --
  Accounts receivable                                              9,244             --
  Prepaid expenses                                                17,488             --
                                                             -----------    -----------

  Total current assets                                         2,961,158             --

NOTE RECEIVABLE (Note 3)                                              --         70,000
CAPITAL ASSETS (Note 5)                                           21,258             --
DOMAIN NAME RIGHTS (Note 6)                                      538,005             --
SOFTWARE DEVELOPMENT COSTS (Note 7)                               13,932             --
                                                             -----------    -----------

TOTAL ASSETS                                                 $ 3,534,353    $    70,000
=======================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
  Accounts payable and accrued liabilities                   $     5,000    $        --
  Due to shareholder                                                 706             --
  Note payable (Note 4)                                               --         70,000
                                                             -----------    -----------

   Total current liabilities                                       5,706         70,000
                                                             -----------    -----------

STOCKHOLDERS' EQUITY (Note 8)
  Common stock
     Authorized
       50,000,000 common shares with a par value of $0.001
     Issued and outstanding
       September 30, 1999 - 10,788,750 common shares
       December 31, 1998 - 125,000 common shares                  10,788            125
  Additional paid-in capital                                   4,131,562         27,875
  Deficit accumulated during the development stage              (530,703)            --
  Deficit                                                        (83,000)       (28,000)
                                                             -----------    -----------

TOTAL STOCKHOLDERS' EQUITY                                     3,528,647             --
                                                             -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 3,534,353    $    70,000
=======================================================================================



              The accompanying notes are an integral part of these
                       consolidated financial statements.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Prepared by Management)



====================================================================================================================================

                                               From Start of
                                                 Development
                                                       Stage
                                                   on May 1,      Three Month        Three Month       Nine Month         Nine Month
                                                     1999 to     Period Ended       Period Ended     Period Ended       Period Ended
                                               September 30,    September 30,      September 30,    September 30,      September 30,
                                                        1999             1999               1998             1999               1998
------------------------------------------------------------------------------------------------------------------------------------

REVENUE
   Sales commission                              $     9,396      $     6,192      $          --      $     9,396      $          --

COST OF SALES                                          4,425            4,425                 --            4,425                 --
                                                 -----------      -----------      -------------      -----------      -------------

GROSS PROFIT                                           4,971            1,767                 --            4,971                 --
                                                 -----------      -----------      -------------      -----------      -------------

EXPENSES
  Amortization                                        20,345           14,073                 --           20,345                 --
  Bad debt (Note 3)                                       --               --                 --           70,000                 --
  Consulting fees                                    184,778          149,931                 --          184,778                 --
  Depreciation                                           853              807                 --              853                 --
  Directors fees                                          --               --                 --            5,000                 --
  Legal fees                                              --               --                 --           15,000                 --
  Listing and filing fees                             14,094              175                 --           14,094                 --
  Marketing materials                                247,902          163,053                 --          247,902                 --
  Office and administration                           20,931           18,081                 --           20,931                 --
  Professional fees                                   13,103               --                 --           22,603                 --
  Salaries and bonuses                                48,588           39,478                 --           48,588                 --
  Travel and promotion                                 3,856            3,856                 --            3,856                 --
  Website/internet fees                                5,699            2,091                 --            5,699                 --
                                                 -----------      -----------      -------------      -----------      -------------

                                                     560,149          391,545                 --          659,649                 --
                                                 -----------      -----------      -------------      -----------      -------------

OTHER ITEM
  Interest income                                     24,475           22,391                 --           24,475                 --
                                                 -----------      -----------      -------------      -----------      -------------

LOSS BEFORE EXTRAORDINARY ITEM                      (530,703)        (367,387)                --         (630,203)                --

EXTRAORDINARY ITEM
  Gain on forgiveness of debt
     (net of tax) (Note 4)                                --               --                 --           44,500                 --
                                                 -----------      -----------      -------------      -----------      -------------

LOSS FOR THE PERIOD                              $  (530,703)     $  (367,387)     $          --      $  (585,703)     $          --
====================================================================================================================================

BASIC AND DILUTED LOSS PER SHARE
  BEFORE EXTRAORDINARY ITEM                                       $     (0.04)     $          --      $     (0.42)     $          --

  EXTRAORDINARY ITEM                                                       --                 --             0.03                 --
                                                                  -----------      -------------       -----------     -------------

BASIC AND DILUTED LOSS PER SHARE                                  $     (0.04)     $          --      $     (0.39)     $          --
====================================================================================================================================

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                                                9,743,152            125,000        1,504,011            125,000
====================================================================================================================================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Prepared by Management)



============================================================================================================================
                                                                                     Deficit
                                                                                 Accumulated                         Total
                                           Common Stock            Additional     During the                        Stock-
                                    --------------------------        Paid-in    Development                      holders'
                                        Shares        Amount          Capital          Stage        Deficit         Equity
----------------------------------------------------------------------------------------------------------------------------
REVERSE STOCK SPLIT 20:1
  EFFECTIVE MAY 17, 1999
  (Note 8)

BALANCE, DECEMBER 31, 1996              254,688    $       254    $    69,246    $        --    $    (36,338)  $    33,162

  January 17, 1997
    Stock Recision
       Note 1                          (106,250)          (106)       (33,894)            --             --        (34,000)
       Note 1                           (23,438)           (23)        (7,477)            --             --         (7,500)

  Income for the year                        --             --             --             --          8,338          8,338
                                    -----------    -----------    -----------    -----------    -----------    -----------

BALANCE, DECEMBER 31,
  1997 AND 1998                         125,000            125         27,875             --        (28,000)            --

  Common stock issued
    for cash                          9,737,500          9,737      3,845,263             --             --      3,855,000

  Common stock issued
    for acquisition of subsidiary       926,250            926        258,424             --             --        259,350

  Loss for  the period                       --             --             --       (530,703)       (55,000)      (585,703)
                                    -----------    -----------    -----------    -----------    -----------    -----------

BALANCE, SEPTEMBER 30,
  1999                               10,788,750    $    10,788    $ 4,131,562    $  (530,703)   $   (83,000)   $  3,528,647
===========================================================================================================================






              The accompanying notes are an integral part of these
                       consolidated financial statements.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Prepared by Management)



=================================================================================================================
                                                                   From Start of
                                                                     Development
                                                                           Stage
                                                                        on May 1,      Nine Month      Nine Month
                                                                         1999 to     Period Ended    Period Ended
                                                                   September 30,    September 30,   September 30,
                                                                            1999             1999            1998
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Loss for the period                                             $     (530,703)    $  (580,703)    $        --
   Items not involving cash outlay:
      Bad debt                                                                 --          70,000              --
      Gain on settlement of debt                                               --         (44,500)             --
      Depreciation and amortization                                        21,198          21,198              --

   Changes in non-cash working capital items:
      Increase in accounts receivable                                      (5,970)         (5,970)             --
      Increase in prepaid expenses                                        (17,488)        (17,488)             --
      Increase in accounts payable and accrued liabilities                  5,000              --              --
      Decrease in loan payable                                             (4,599)         (4,599)             --
      Decrease in due to shareholder                                         (110)           (110)             --
                                                                   --------------     -----------     -----------

   Net cash used in operating activities                                 (532,672)       (562,172)             --
                                                                   --------------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash acquired on acquisition of subsidiary                           1,655           1,655              --
   Domain name rights                                                    (300,000)       (300,000)             --
   Capital assets                                                         (21,331)        (21,331)             --
   Software development costs                                             (13,932)        (13,932)             --
                                                                   --------------     -----------     -----------

   Net cash used in investing activities                                 (333,608)       (333,608)             --
                                                                   --------------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Due to shareholder                                                         706             706              --
   Issuance of common stock                                             3,800,000       3,855,000              --
   Note payable                                                                --         (25,500)             --
                                                                   --------------     -----------     -----------

   Net cash provided by financing activities                            3,800,706       3,830,206              --
                                                                   --------------     -----------     -----------

INCREASE IN CASH POSITION FOR THE PERIOD                                2,934,426       2,934,426              --

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 --              --              --
                                                                   --------------     -----------     -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                           $    2,934,426     $ 2,934,426     $        --
=================================================================================================================




SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 11)



              The accompanying notes are an integral part of these
                       consolidated financial statements.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Prepared by Management)
SEPTEMBER 30, 1999
================================================================================

1.       HISTORY AND ORGANIZATION OF THE COMPANY

         The Company was organized October 13, 1995, under the laws of the State of Nevada, as Painted Desert Farms, Inc. The Company, in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises", is considered a development stage company.

         On October 13, 1995, the company issued 106,250 of its common shares for the contribution of four horses appraised at $34,000 or $0.32 per share.

         In February 1996, the Company received $7,500 in cash and issued 23,438 of its common shares at a value of $0.32 per share.

        On August 17, 1996, the Company issued 125,000 of its common shares for cash of $28,000.

        On January 17, 1997, at a special meeting of shareholders, the shareholders approved rescinding the 106,250 shares that had been issued on October 13, 1995, for the contribution of four horses to the Company (see above). It also rescinded the issuance of 23,438 shares issued for the February 1996 transaction of $7,500 (see above).

        On January 17, 1997, the Company approved a 25:1 forward stock split, thus increasing the total number of common shares outstanding from 100,000 shares to 2,500,000 shares.

        As of January 17, 1997, stockholders had loaned the Company $31,748 with zero interest. On January 17, 1997, this debt was settled for $23,116 causing a gain on forgiveness of debt of $8,632 to the Company.

        On January 5, 1998, the Company changed its name to Third Millennium Software Corp.

        On April 6, 1999, the Company issued 137,500 shares of common stock under Rule 504 of Regulation D of the Securities Act of 1993 for proceeds of $55,000.

        On May 17, 1999, the Company approved a 20:1 reverse stock split, thus decreasing the total number of shares from 5,250,000 issued and outstanding to 262,500 issued and outstanding common shares.

        On May 7, 1999, the Company changed its name to BidHit.Com, Inc.

        On May 19, 1999, the Company acquired all of the issued and outstanding shares of BidHit.Com, Inc. (Washington), a Washington corporation.

        On May 25, 1999, the Company issued 9,000,000 shares of common stock under Rule 504 of Regulation D of the Securities Act of 1933 for proceeds of $900,000.

        On July 12, 1999, the Company issued 600,000 shares of common stock for proceeds of $2,900,000, which is net of share issuance costs of $100,000.

        In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 1998. The results of operations for the period ended September 30, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Prepared by Management)
SEPTEMBER 30, 1999
================================================================================

2.      ACCOUNTING POLICIES AND PROCEDURES

        PRINCIPLES OF CONSOLIDATION

        These consolidated financial statements include BidHit.Com, Inc. (Nevada) and its wholly-owned subsidiary, BidHit.Com, Inc. (Washington) ("BHcW"), which was incorporated in the state of Washington on May 19, 1999. All significant inter-company balances and transactions have been eliminated upon consolidation.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

        LOSS PER SHARE

        In February  1997,  the  Financial  Accounting  Standards  Board  issued
        Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

        CAPITAL ASSETS AND DEPRECIATION

        Capital assets are recorded at cost less accumulated depreciation. The cost of capital assets is depreciated over the estimated useful lives, ranging from four to ten years, of the related assets.

        INCOME TAXES

        Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

        ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

        REPORTING ON COSTS OF START-UP ACTIVITIES

        In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Prepared by Management)
SEPTEMBER 30, 1999
================================================================================


2.      ACCOUNTING POLICIES AND PROCEDURES (cont'd.....)

        CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

        SOFTWARE DEVELOPMENT

        The Company has adopted Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life of three years.

        REVENUE RECOGNITION

        The Company will be recognizing sales commission revenues as items are sold on its internet site and as collection of these amounts is reasonably assured.

        ADVERTISING COSTS

        The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.

        DOMAIN RIGHTS

        The cost of domain name rights are amortized over 10 years from the date of commencement of operations.

        STOCK-BASED COMPENSATION

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

        COMPREHENSIVE INCOME

        In 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of September 30, 1999.

3.      NOTE RECEIVABLE

        On March 17, 1997, the Company received $70,000 from Ardrail Services Ltd., as part of a loan agreement between the Company and Peat Moss International Ltd. ("PMI"). These funds were advanced to PMI as bridge financing prior to completion of a merger. The merger was subsequently not completed and the funds remained outstanding as a loan receivable. Continued communications and correspondence with PMI indicate that the loan will not be repaid. The Company has made every effort to collect the loan and deemed the loan to be uncollectible. During the period, a loss has been recorded for the full amount of the loan receivable.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Prepared by Management)
SEPTEMBER 30, 1999
================================================================================

4.      NOTE PAYABLE

        The Company is liable for $70,000 payable to Ardrail Services Ltd., for the funds advanced for the loan receivable mentioned in Note 3. During the period, the Company repaid $25,500 to Ardrail Services Ltd. as settlement of the outstanding payable. Repayment of the balance of the loan payable has been forgiven creating a gain on forgiveness of debt.

5.      CAPITAL ASSETS



=============================================================================================================================

                                                                                                     Net Book Value
                                                                                             --------------------------------
                                                                                                                    (Audited)
                                                                             Accumulated       September 30,     December 31,
                                                                  Cost      Amorgization                1999             1998
-----------------------------------------------------------------------------------------------------------------------------

        Office furniture and equipment                 $        22,111     $         853       $      21,258     $         --
=============================================================================================================================



6.      DOMAIN NAME RIGHTS

=============================================================================================================================

                                                                                                                    (Audited)
                                                                             Accumulated       September 30,     December 31,
        Domain name                                               Cost      Amortization                1999             1998
-----------------------------------------------------------------------------------------------------------------------------

        Bidhit.com                                     $       558,350     $     (20,345)      $     538,005     $         --
=============================================================================================================================




7.      SOFTWARE DEVELOPMENT COSTS

        Software development costs of $13,932 (December 31, 1998 - $Nil) represent amounts incurred to develop the Company's portal website.



8.      STOCKHOLDERS' EQUITY

        REVERSE STOCK SPLIT

        On May 17, 1999, the Company implemented a 20:1 reverse stock split (Note 1). The consolidated statements of changes in stockholders' equity has been restated to give retroactive recognition of the reverse stock split for all periods presented by reclassifying from common stock to additional paid-in capital the par value of consolidated shares arising from the split. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock split.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Prepared by Management)
SEPTEMBER 30, 1999

8.      STOCKHOLDERS' EQUITY (cont'd.....)

        COMMON STOCK

        In connection with a private placement offering made in April 1999, the Company issued 137,500 shares of common stock under Rule 504 Regulation D of the Securities Act of 1933 for proceeds of $55,000.

        In connection with a private offering made in May 1999, the Company issued 9,000,000 shares of common stock under Rule 504 of Regulation D of the Securities Act of 1933 for proceeds of $900,000.

        The Company issued 600,000 shares of common stock for proceeds of $2,900,000, which is net of share issuance costs of $100,000.

        As part of the acquisition of BidHit.Com, Inc. (Washington), the Company issued 926,250 common shares at a deemed value of $259,350 (Note 9).

9.      BUSINESS COMBINATION

        Pursuant to a share exchange agreement, the Company purchased all of the issued and outstanding shares of BHcW in consideration for $300,000 in cash and 926,250 common shares of the Company at a deemed value of $259,350.

        The total purchase price of $559,350 has been allocated as follows:
          Cash                                              $       1,655
          Accounts receivable                                       3,274
          Capital assets                                              780
          Domain name                                             558,350
          Accounts payable and accrued liabilities                   (110)
          Loan payable, shareholder                                (4,599)
                                                            -------------

                                                            $     559,350
                                                            =============

        The 926,250 common shares were deemed to have a value of $0.28 per share, based on the closing market value quotation of the shares on the date of acquisition.


10.     INCOME TAXES

        The Company's total deferred tax asset is as follows:

===============================================================================
                                                                      (Audited)
                                                 September 30,     December 31,
                                                          1999             1998
-------------------------------------------------------------------------------

Net operating loss carryforward                      $ 206,720        $   4,200
Valuation allowance                                   (206,720)          (4,200)
                                                     ---------        ---------

                                                     $      --        $      --
===============================================================================

        The Company has a net operating loss carryforward of approximately $608,000 which expires between the years 2002 and 2006. The Company provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

BIDHIT.COM, INC.
(formerly Third Millenium Software Corp.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Prepared by Management)
SEPTEMBER 30, 1999

11.     SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

================================================================================

                                               September 30,       September 30,
                                                        1999                1998
--------------------------------------------------------------------------------


Cash paid for income taxes                      $         --        $         --
Cash paid for interest                                    --                  --
================================================================================


        The following non-cash transaction occurred during the nine month period ended September 30, 1999:

        The Company acquired BHcW for a purchase price of $559,350, of which $300,000 was paid in cash and 926,250 common shares were issued at a deemed value of $259,350.

        There were no non-cash transactions for the nine month period ended September 30, 1998.

12.     FINANCIAL INSTRUMENTS

        The Company's financial instruments consist of cash and cash equivalents, accounts receivable and due to shareholder. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

13.     UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

        The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may incorrectly recognize the year 2000 as some other date, resulting in errors. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

14.     SUBSEQUENT EVENT

        The Company issued 100,000 shares of common stock as an employment bonus and 20,000 shares of common stock for fiscal advisory services.